Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in this Registration Statement on Form S-1, of our report dated March 30, 2007, relating to the consolidated financial statements of Commerce Development Corporation, Ltd. for the year ended December 31, 2006, included in this Registration Statement on Form S-1 of China Energy Recovery, Inc.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement on Form S-1.

/s/ Lawrence Scharfman

Lawrence Scharfman CPA P.A.

Boynton Beach, Florida
July 22, 2008